Exhibit 99.1

Date:	January 31, 2023	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS FOURTH QUARTER 2022 AND
FULL YEAR RESULTS FROM CONTINUING OPERATIONS
~~•~~Q4 diluted EPS from continuing operations of $2.27; adjusted diluted EPS from continuing operations of $2.60
•Q4 net sales from continuing operations +11% (organic +10%)
•FY 2022 diluted EPS from continuing operations of $9.43; adjusted diluted EPS from continuing operations of $10.62
•FY 2023 diluted EPS from continuing operations expected range of $10.00-$10.50; adjusted diluted EPS of $11.00-$11.50
SHELTON, CT. (January 31, 2023) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the fourth quarter and full year ended December 31, 2022.
“2022 was a great year for Hubbell,” said Gerben Bakker, Chairman, President and Chief Executive Officer. “Attractive markets underpinned by grid modernization and electrification, along with strong price realization driven by our leading positions and service levels, drove organic net sales growth of 18% for the full year. Consistent execution through a dynamic operating environment contributed to strong full year operating margin expansion and significant operating profit growth.”
Mr. Bakker continued, “Hubbell’s performance in the fourth quarter reflected a continuation of these strong fundamental trends. Utility Solutions demand remained strong, and orders continued to outpace shipment levels as customers actively invested to harden and modernize critical utility and communications infrastructure. In Electrical Solutions, orders and shipments softened in the fourth quarter as expected, driven by customer inventory management. Operationally, we delivered another quarter of strong operating margin expansion as we continued to actively manage price/cost while investing for future growth and productivity.”

Mr. Bakker concluded, “I am proud of our employees who worked so hard throughout 2022 to deliver these strong results for our customers and shareholders, while also driving significant progress in executing on our strategy as an integrated operating company. Looking ahead, with a high quality portfolio and leading positions in attractive markets, Hubbell is well positioned to continue delivering differentiated results for our shareholders in 2023 and beyond.”
Certain terms used in this release, including "Net debt", "Free Cash Flow", "Organic net sales", "Organic net sales growth", "Restructuring-related costs", "EBITDA", and certain "adjusted" measures, are defined under the section entitled "Non-GAAP Definitions." See page 8 for more information.

FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on fourth quarter results in 2022 and 2021.
Utility Solutions segment net sales in the fourth quarter of 2022 increased 17% to $716 million compared to $612 million reported in the fourth quarter of 2021. Organic net sales increased 17% compared to the fourth quarter of 2021, while acquisitions added 1% and foreign exchange caused a <1% decrease. Total Utility T&D Components sales increased approximately 27% and Utility Communications and Controls sales decreased by approximately 10% in the fourth quarter of 2022. Utility Solutions segment operating income in the fourth quarter of 2022 was $109 million, or 15.2% of net sales, compared to $71 million, or 11.6% of net sales in the same period of 2021. Adjusted operating income was $123 million, or 17.2% of net sales, in the fourth quarter of 2022 as compared to $86 million, or 14.1% of net sales in the same period of the prior year. The increases in operating income and operating margin were primarily due to price realization in excess of material inflation and higher volumes, partially offset by cost inflation in excess of productivity.
Electrical Solutions segment net sales in the fourth quarter of 2022 of $503 million increased 3% from $489 million in the fourth quarter of 2021. Organic net sales increased 1% in the quarter while acquisitions added 3%, and foreign exchange caused a 1% decrease. Electrical Solutions segment operating income in the fourth quarter of 2022 was $63 million, or 12.5% of net sales, compared to $63 million, or 13.0% of net sales in the same period of 2021. Adjusted operating income was $72 million, or 14.3% of net sales, in the fourth quarter of 2022 as compared to $67 million, or 13.7% of net sales in the same period of the prior year. Increases in operating income and operating margin were primarily due to price realization in excess of material inflation and restructuring benefits, partially offset by lower volume and cost inflation in excess of productivity.
Adjusted EPS in the fourth quarter 2022 results exclude $0.31 of amortization of acquisition-related intangible assets and $0.02 of pension charges. Adjusted EPS in the fourth quarter 2021 results exclude $0.26 of amortization of acquisition-related intangible assets.
Net cash provided by operating activities from continuing operations was $242 million in the fourth quarter of 2022 versus $226 million in the comparable period of 2021. Free cash flow (defined as net cash provided by operating activities less capital expenditures) was $180 million in the fourth quarter of 2022 versus $198 million reported in the comparable period of 2021.

SUMMARY & OUTLOOK

For the full year 2023, Hubbell anticipates total sales growth of 5-7% and organic sales growth of 4-6%. Acquisitions are anticipated to contribute approximately 1% to total sales growth.
Hubbell expects 2023 GAAP diluted earnings per share in the range of $10.00 to $10.50 and adjusted diluted earnings per share from continuing operations (“Adjusted EPS”) in the range of $11.00 to $11.50. Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.00 per share for the full year. The Company believes Adjusted EPS is a useful measure of underlying financial performance in light of our acquisition strategy.
The earnings per share and adjusted earnings per share ranges are based on an adjusted tax rate of 22.5 to 23.0% and include approximately $0.25 of anticipated restructuring and related investment. The Company expects full year 2023 free cash flow conversion of 90 to 95% of adjusted net income.

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its fourth quarter 2022 financial results today, January 31, 2023 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, near-term volume, our ability to continue delivering differentiated results for our shareholders in 2023 and beyond, and all statements, including our projected financial results, set forth in the “Summary & Outlook” above, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, "subject to", “continues”, “growing”, “projected”, “if”, “potential”, “will”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: business conditions, geopolitical conditions and changes in general economic conditions, such as economic slowdowns, inflation, higher interest rates, recessions, higher energy costs; our ability to offset increases in material and non-material costs through price recovery and volume growth; effects of unfavorable foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases; the lingering impact of the COVID-19 pandemic, including ongoing supply chain issues; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of trade tariffs, import quotas and other trade restrictions or actions taken by the U.S., U.K., and other countries, including changes in U.S. trade policies; failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiatives and strategic sourcing plans; regulatory issues, changes in tax laws including multijurisdictional implementation of the Organisation for Economic Co-operation and Development's comprehensive base erosion and profit shifting plan, or changes in geographic profit mix affecting tax rates and availability of tax incentives; general economic and business conditions as well as inflationary trends; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures, including the consummation and timing of, and the benefits and costs of, the sale of the Commercial and Industrial Lighting business to GE Current; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Forward-Looking Statements” and "Quantitative and Qualitative Disclosures about Market Risk" sections in the Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q.

About the Company
Hubbell Incorporated is a leading manufacturer of utility and electrical solutions enabling customers to operate critical infrastructure safely, reliably and efficiently. With 2022 revenues of $4.9 billion, Hubbell solutions empower and energize communities in front of and behind the meter. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

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NON-GAAP DEFINITIONS
References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures are non-GAAP measures, and include adjusted operating income, adjusted operating margin, adjusted net income from continuing operations, adjusted net income from continuing operations available to common shareholders, adjusted earnings per diluted share from continuing operations, and adjusted EBITDA. These non-GAAP measures exclude, where applicable:
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization associated with those acquisitions. The intangible assets associated with our business acquisitions arise from the allocation of the purchase price using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations.” These assets consist primarily of customer relationships, developed technology, trademarks and tradenames, and patents, as reported in Note 7—Goodwill and Other Intangible Assets, under the heading “Total Definite-Lived Intangibles,” within the Company’s audited consolidated financial statements set forth in its Annual Report on Form 10-K for Fiscal Year Ended December 31, 2021. The Company excludes these non-cash expenses because we believe it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of our results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although we exclude amortization of these acquired intangible assets and inventory step-up from our non-GAAP results, we believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted net income attributable to Hubbell Incorporated.
•Pension charges including settlement charges in 2022.
•Losses recognized in the second quarter of 2021 from the early extinguishment of long-term debt and the disposition of a business. The Company excludes these losses because we believe it enhances management's and investors' ability to analyze underlying business performance and facilitates comparisons of our financial results over multiple periods.
•Income tax effects of the above adjustments which are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction, unless otherwise noted.

Adjusted EBITDA is a non-GAAP measure that excludes the items noted above and also excludes the Other income (expense), net, Interest expense, net, and Provision for income taxes captions of the Condensed Consolidated Statement of Income, as well as depreciation and amortization expense.

Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.
Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.
In connection with our restructuring and related actions we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.
Organic net sales, a non-GAAP measure, represents net sales according to U.S. GAAP, less net sales from acquisitions and divestitures during the first twelve months of ownership or divestiture, respectively, less the effect of fluctuations in net sales from foreign currency exchange. The period-over-period effect of fluctuations in net sales from foreign currency exchange is calculated as the difference between local currency net sales of the prior period translated at the current period exchange rate as compared to the same local currency net sales translated at the prior period exchange rate. We believe this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends. When comparing net sales growth between periods excluding the effects of acquisitions, business dispositions and currency exchange rates, those effects are different when comparing results for different periods. For example, because net sales from acquisitions are considered inorganic from the date we complete an acquisition through the end of the first year following the acquisition, net sales from such acquisition are reflected as organic net sales thereafter.

There are limitations to the use of non-GAAP measures. Non-GAAP measures do not present complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported GAAP financial results, and should be viewed in conjunction with the most comparable GAAP financial measures and the provided reconciliations thereto. We believe, however, that these non-GAAP financial measures, when viewed together with our GAAP results and related reconciliations, provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables below. When we provide our expectations for organic sales, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net sales, effective tax rate, diluted EPS and net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, certain financing costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net Sales	$1,219.6	$1,100.1	$4,947.9	$4,194.1
Cost of goods sold	852.8	810.2	3,476.3	3,042.6
Gross profit	366.8	289.9	1,471.6	1,151.5
Selling & administrative expenses	194.8	155.6	762.5	619.2
Operating income	172.0	134.3	709.1	532.3
Operating income as a % of Net sales	14.1%	12.2%	14.3%	12.7%
Loss on disposition of business	—	—	—	(6.9)
Loss on extinguishment of debt	—	—	—	(16.8)
Pension charge	(1.1)	—	(7.0)	—
Interest expense, net	(11.7)	(13.3)	(49.6)	(54.7)
Other (expense) income, net	(2.4)	2.9	4.5	5.4
Total other expense, net	(15.2)	(10.4)	(52.1)	(73.0)
Income from continuing operations before income taxes	156.8	123.9	657.0	459.3
Provision for income taxes	32.9	22.6	140.2	88.2
Net income from continuing operations	123.9	101.3	516.8	371.1
Less: Net income from continuing operations attributable to noncontrolling interest	(1.0)	(1.8)	(5.5)	(6.1)
Net income from continuing operations attributable to Hubbell Incorporated	$122.9	$99.5	$511.3	$365.0

Earnings per share:
Basic earnings per share from continuing operations	$2.29	$1.82	$9.49	$6.70

Diluted earnings per share from continuing operations	$2.27	$1.81	$9.43	$6.66

Cash dividends per common share	$1.12	$1.05	$4.27	$3.99

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$440.5	$286.2
Short-term investments	14.3	9.4
Accounts receivable (net of allowances of $14.3 and $10.6)	741.6	675.3
Inventories, net	740.7	662.1
Other current assets	84.3	66.8
Assets held for sale-current	—	179.5
TOTAL CURRENT ASSETS	2,021.4	1,879.3
Property, plant, and equipment, net	528.0	459.5
Investments	65.9	69.1
Goodwill	1,970.5	1,871.3
Other intangible assets, net	669.9	681.5
Other long-term assets	146.9	143.7
Assets held for sale - non-current	—	177.1
TOTAL ASSETS	$5,402.6	$5,281.5
LIABILITIES AND EQUITY
Short-term debt	$4.7	$9.7
Accounts payable	529.9	532.8
Accrued salaries, wages and employee benefits	144.2	94.7
Accrued insurance	75.6	73.3
Other accrued liabilities	334.1	263.4
Liabilities held for sale - current	—	91.3
TOTAL CURRENT LIABILITIES	1,088.5	1,065.2
Long-term debt	1,437.9	1,435.5
Other non-current liabilities	505.6	521.3
Liabilities held for sale - non-current	—	18.8
TOTAL LIABILITIES	3,032.0	3,040.8
Hubbell Incorporated Shareholders’ Equity	2,360.9	2,229.8
Noncontrolling interest	9.7	10.9
TOTAL EQUITY	2,370.6	2,240.7
TOTAL LIABILITIES & EQUITY	$5,402.6	$5,281.5

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2022	2021
Cash Flows From Operating Activities Of Continuing Operations
Net income from continuing operations attributable to Hubbell	$511.3	$365.0
Depreciation and amortization	148.5	149.1
Deferred income taxes	(27.8)	9.2
Stock-based compensation expense	24.5	17.5
Provision for bad debt expense	7.4	1.3
Loss on disposition of business	—	6.9
Loss on extinguishment of debt	—	16.8
Pension charge	7.0	—
Loss (gain) on sale of assets	3.5	(4.7)
Changes in assets and liabilities, net of acquisitions
Accounts receivable, net	(74.2)	(124.8)
Inventories, net	(66.5)	(138.9)
Accounts payable	(15.3)	195.1
Current liabilities	108.3	27.6
Other assets and liabilities, net	13.2	(14.9)
Contributions to defined benefit pension plans	(12.5)	(0.1)
Other, net	8.8	8.6
Net cash provided by operating activities from continuing operations	636.2	513.7
Cash Flows From Investing Activities Of Continuing Operations
Capital expenditures	(129.3)	(90.2)
Acquisition of businesses, net of cash acquired	(177.1)	0.1
Proceeds from disposal of business, net of cash	332.8	8.5
Purchases of available-for-sale investments	(33.7)	(11.4)
Proceeds from sales of available-for-sale investments	23.0	11.5
Other, net	2.4	9.4
Net cash provided by (used in) investing activities from continuing operations	18.1	(72.1)
Cash Flows From Financing Activities Of Continuing Operations
Issuance of long-term debt	—	298.7
Payment of long-term debt	—	(300.0)
Issuance of short-term debt	—	8.1
Payment of short-term debt	(4.8)	(151.6)
Payment of dividends	(229.6)	(216.9)
Make whole payment for retirement of long-term debt	—	(16.0)
Debt issuance costs	—	(4.5)
Repurchase of common shares	(182.0)	(11.2)
Other, net	(20.7)	(39.6)
Net cash used in financing activities from continuing operations	(437.1)	(433.0)
Cash Flows From Discontinued Operations:
Cash (used in) provided by operating activities	(53.0)	30.1
Cash used in investing activities	(1.7)	(5.7)
Net cash (used in) provided by discontinued operations	(54.7)	24.4
Effect of foreign exchange rate changes on cash and cash equivalents	(8.8)	(3.0)
Increase in cash, cash equivalents and restricted cash	153.7	30.0
Cash and cash equivalents, beginning of year	286.2	258.6
Cash and cash equivalents within assets held for sale, beginning of year	0.7	1.0
Restricted cash, included in other assets, beginning of year	2.7	—
Less: Restricted cash, included in other assets	2.8	2.7
Less: Cash and cash equivalents within assets held for sale, end of year	—	0.7
Cash and cash equivalents, end of year	$440.5	$286.2

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Net income from continuing operations attributable to Hubbell (GAAP measure)	$122.9	$99.5	24%	$511.3	$365.0	40%
Amortization of acquisition-related intangible assets	22.9	18.8		78.6	77.7
Loss on disposition of business	—	—		—	6.9
Loss on extinguishment of debt	—	—		—	16.8
Pension charge	1.1	—		7.0	—
Total pre-tax adjustments to net income	$24.0	$18.8		$85.6	$101.4
Income tax effects	6.0	4.7		21.4	24.7
Adjusted net income from continuing operations	$140.9	$113.6	24%	$575.5	$441.7	30%

Numerator:
Net income from continuing operations attributable to Hubbell (GAAP measure)	$122.9	$99.5		$511.3	$365.0
Less: Earnings allocated to participating securities	(0.3)	(0.3)		(1.3)	(1.1)
Net income from continuing operations available to common shareholders (GAAP measure) [a]	$122.6	$99.2	24%	$510.0	$363.9	40%

Adjusted net income from continuing operations	$140.9	$113.6		$575.5	$441.7
Less: Earnings allocated to participating securities	(0.3)	(0.3)		(1.5)	(1.4)
Adjusted net income from continuing operations available to common shareholders [b]	$140.6	$113.3	24%	$574.0	$440.3	30%

Denominator:
Average number of common shares outstanding [c]	53.6	54.4		53.7	54.3
Potential dilutive shares	0.4	0.4		0.4	0.4
Average number of diluted shares outstanding [d]	54.0	54.8		54.1	54.7

Earnings per share from continuing operations (GAAP measure):
Basic [a] / [c]	$2.29	$1.82		$9.49	$6.70
Diluted [a] / [d]	$2.27	$1.81	25%	$9.43	$6.66	42%

Adjusted earnings per diluted share from continuing operations [b] / [d]	$2.60	$2.07	26%	$10.62	$8.05	32%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Net Sales [a]	$1,219.6	$1,100.1	11%	$4,947.9	$4,194.1	18%

Operating Income
GAAP measure [b]	$172.0	$134.3	28%	$709.1	$532.3	33%
Amortization of acquisition-related intangible assets	22.9	18.8		78.6	77.7
Adjusted operating income [c]	$194.9	$153.1	27%	$787.7	$610.0	29%

Operating margin
GAAP measure [b] / [a]	14.1%	12.2%	+190 bps	14.3%	12.7%	+160 bps
Adjusted operating margin [c] / [a]	16.0%	13.9%	+210 bps	15.9%	14.5%	+140 bps

Utility Solutions	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Net Sales [a]	$716.3	$611.6	17%	$2,871.1	$2,334.4	23%

Operating Income
GAAP measure [b]	$108.9	$70.9	54%	$438.2	$284.1	54%
Amortization of acquisition-related intangible assets	14.1	15.5		56.3	64.4
Adjusted operating income [c]	$123.0	$86.4	42%	$494.5	$348.5	42%

Operating margin
GAAP measure [b] / [a]	15.2%	11.6%	+360 bps	15.3%	12.2%	+310 bps
Adjusted operating margin [c] / [a]	17.2%	14.1%	+310 bps	17.2%	14.9%	+230 bps

Electrical Solutions	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Net Sales [a]	$503.3	$488.5	3%	$2,076.8	$1,859.7	12%

Operating Income
GAAP measure [b]	$63.1	$63.4	—%	$270.9	$248.2	9%
Amortization of acquisition-related intangible assets	8.8	3.3		22.3	13.3
Adjusted operating income [c]	$71.9	$66.7	8%	$293.2	$261.5	12%

Operating margin
GAAP measure [b] / [a]	12.5%	13.0%	-50 bps	13.0%	13.3%	-30 bps
Adjusted operating margin [c] / [a]	14.3%	13.7%	+60 bps	14.1%	14.1%	— bps

HUBBELL INCORPORATED
Adjusted EBITDA from Continuing Operations
(unaudited)
(in millions)

	Three Months Ended December 31,
	2022	2021	Change
Net income from continuing operations	$123.9	$101.3	22%
Provision for income taxes	32.9	22.6
Interest expense, net	11.7	13.3
Other (income) expense, net	2.4	(2.9)
Depreciation and amortization	40.9	36.4
Pension charge	1.1	—
Subtotal	89.0	69.4
Adjusted EBITDA	$212.9	$170.7	25%

	Twelve Months Ended December 31,
	2022	2021	Change
Net income from continuing operations	$516.8	$371.1	39%
Provision for income taxes	140.2	88.2
Interest expense, net	49.6	54.7
Other (income) expense, net	(4.5)	(5.4)
Depreciation and amortization	148.5	149.1
Pension charge	7.0	—
Loss on disposition of business	—	6.9
Loss on extinguishment of debt	—	16.8
Subtotal	340.8	310.3
Adjusted EBITDA	$857.6	$681.4	26%

HUBBELL INCORPORATED
Organic Net Sales Growth
(unaudited)
(in millions and percentage change)

Hubbell Incorporated	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	Inc/(Dec)%	2021	Inc/(Dec)%	2022	Inc/(Dec)%	2021	Inc/(Dec)%
Net sales growth (GAAP measure)	$119.5	10.9	$183.0	20.0	$753.8	18.0	$511.6	13.9
Impact of acquisitions	21.3	1.9	35.4	3.9	41.8	1.0	144.6	3.9
Impact of divestitures	—	—	(2.9)	(0.3)	(4.0)	(0.1)	(5.7)	(0.2)
Foreign currency exchange	(6.3)	(0.5)	1.2	0.1	(16.3)	(0.4)	16.5	0.5
Organic net sales growth (non-GAAP measure)	$104.5	9.5	$149.3	16.3	$732.3	17.5	$356.2	9.7

Utility Solutions	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	Inc/(Dec)%	2021	Inc/(Dec)%	2022	Inc/(Dec)%	2021	Inc/(Dec)%
Net sales growth (GAAP measure)	$104.7	17.1	$96.4	18.7	$536.7	23.0	$255.0	12.3
Impact of acquisitions	5.1	0.8	32.6	6.3	10.0	0.4	123.3	5.9
Impact of divestitures	—	—	(2.9)	(0.5)	(4.0)	(0.2)	(5.7)	(0.2)
Foreign currency exchange	(1.8)	(0.3)	—	—	(3.6)	(0.1)	2.9	0.1
Organic net sales growth (non-GAAP measure)	$101.4	16.6	$66.7	12.9	$534.3	22.9	$134.5	6.5

Electrical Solutions	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	Inc/(Dec)%	2021	Inc/(Dec)%	2022	Inc/(Dec)%	2021	Inc/(Dec)%
Net sales growth (GAAP measure)	$14.8	3.0	$86.6	21.5	$217.1	11.7	$256.6	16.0
Impact of acquisitions	16.2	3.3	2.8	0.7	31.8	1.7	21.3	1.3
Impact of divestitures	—	—	—	—	—	—	—	—
Foreign currency exchange	(4.5)	(0.9)	1.2	0.2	(12.7)	(0.6)	13.6	0.9
Organic net sales growth (non-GAAP measure)	$3.1	0.6	$82.6	20.6	$198.0	10.6	$221.7	13.8

HUBBELL INCORPORATED
Restructuring and Related Costs from Continuing Operations Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2022	2021	2022	2021	2022	2021
	Costs of goods sold		S&A expense		Total
Restructuring costs (benefit) (GAAP measure)	$2.2	$0.6	$(1.6)	$0.9	$0.6	$1.5
Restructuring related costs	1.0	0.5	0.6	2.3	1.6	2.8
Restructuring and related costs (benefit) (non-GAAP measure)	$3.2	$1.1	$(1.0)	$3.2	$2.2	$4.3

	Twelve Months Ended December 31,
	2022	2021	2022	2021	2022	2021
	Costs of goods sold		S&A expense		Total
Restructuring costs (GAAP measure)	$9.9	$2.4	$0.4	$1.5	$10.3	$3.9
Restructuring related costs	4.4	5.7	2.3	0.2	6.7	5.9
Restructuring and related costs (non-GAAP measure)	$14.3	$8.1	$2.7	$1.7	$17.0	$9.8

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Restructuring and related costs included in Cost of goods sold (non-GAAP measure)
Utility Solutions	$2.1	$1.0	$7.3	$3.0
Electrical Solutions	1.1	0.1	7.0	5.1
Total	$3.2	$1.1	$14.3	$8.1
Restructuring and related (benefit) costs included in Selling & administrative expenses (non-GAAP measure)
Utility Solutions	$(0.6)	$1.5	$—	$2.2
Electrical Solutions	(0.4)	1.7	2.7	(0.5)
Total	$(1.0)	$3.2	$2.7	$1.7

Impact on Income before income taxes from continuing operations (non-GAAP measure)	$2.2	$4.3	$17.0	$9.8
Impact on Net income available to Hubbell common shareholders - continuing operations (non-GAAP measure)	1.8	3.3	13.0	7.6
Impact on Diluted earnings per share from continuing operations (non-GAAP measure)	$0.03	$0.06	$0.24	$0.14

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	December 31, 2022	December 31, 2021
Total Debt (GAAP measure)	$1,442.6	$1,445.2
Total Hubbell Shareholders’ Equity	2,360.9	2,229.8
Total Capital	$3,803.5	$3,675.0
Total Debt to Total Capital (GAAP measure)	38%	39%
Less: Cash and Investments	520.7	364.7
Net Debt (non-GAAP measure)	$921.9	$1,080.5
Net Debt to Total Capital (non-GAAP measure)	24%	29%

Free Cash Flow Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities from continuing operations (GAAP measure)	$242.4	$225.5	$636.2	$513.7
Less: Capital expenditures	(62.1)	(27.4)	(129.3)	(90.2)
Free cash flow (non-GAAP measure)	$180.3	$198.1	$506.9	$423.5